Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

                RAND LOGISTICS ANNOUNCES FISCAL YEAR 2007 RESULTS

New York, NY - June 29, 2007 - Rand Logistics Inc. (Nasdaq:RLOG; RLOGW; RLOGU) ("Rand") today announced financial results for the fourth quarter and fiscal year ended March 31, 2007.

The GAAP results for the year ended March 31, 2006 reflect Rand prior to its March 3, 2006 acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. Since the Company did not have any operations during that period, the results do not provide a meaningful basis for comparison of financial results. The pro forma results give effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. (collectively "Lower Lakes Entities") as of the beginning of the fiscal year ended March 31, 2006.

Fiscal Year 2007 Financial and Operational Highlights
      Versus pro forma Year ended March 31, 2006

      o Revenue increased $21.4 million, or 40%, to $74.3 million (excluding outside voyage charter revenue).

      o Total actual vessel sailing days increased 22% from 2,232 days for the year ended March 31, 2006 to 2,714 days for the year ended March 31, 2007, due primarily to the addition of three vessels on August 1st under a time charter agreement. Excluding the three time chartered vessels, total actual vessel sailing days decreased 1% from 2,232 days for the year ended March 2006 to 2,207 for the year ended March 2007.

      o For the year ended March 31, 2007, EBITDA was $5.3 million, compared to $5.8 million in fiscal year 2006. The decrease in EBITDA was primarily due to an increase in Rand public company G&A expenses. EBITDA included $1.7 million related to a variable interest entity ("VIE") for which Rand was the primary beneficiary under FIN-46R, although Rand has no ownership interest in that entity.

      o Excluding the VIE and Rand's public company G&A expenses, EBITDA increased 10%, to $7.4 million for the Lower Lakes Entities, including the vessels operated under the time charter with Wisconsin and Michigan Steamship. It should be noted, however, full year EBITDA for the Lower Lakes Entities was negatively impacted by finance charges of $1.2 million included as part of our time charter payments to Wisconsin and Michigan Steamship. In addition, EBITDA for the Lower Lakes Entities was adversely affected by one time operational issues of $1.6 million.

Fourth Quarter Financial and Operational Highlights
      Versus pro forma three-month period ended March 31, 2006

      o Revenue increased $350,000 to $3.4 million (excluding outside voyage charter revenue), during the off-season quarter, reflecting the winter lay-up season.

      o Total actual vessel sailing days increased from 124 in the three months ended March 31, 2006 to 148 days for the three months ended March 31, 2007 in the weather limited quarter, due primarily to the addition of three vessels on August 1st under the time charter agreement.

      o The Company incurred an EBITDA loss of $8.2 million for the quarter ended March 31, 2007, including an increase of $1.1 million of Rand public company expenses, of which $0.7 million was associated with a restricted stock grant. EBITDA included $0.7 million related to a VIE for which Rand was the primary beneficiary under FIN-46R, although Rand has no ownership interest in that entity.

      o Excluding the VIE and Rand's public company G&A expenses, EBITDA decreased by $3.3 million, to a loss of $7.1 million for the Lower Lakes Entities. The increase in the loss was primarily related to the increased cost associated with the time charter vessels.

Scott Bravener, President and CEO of Lower Lakes, stated, "Our strong revenue growth of $21 million during this fiscal year was driven by both internal growth and external expansion from the three vessels added through our mid-season 2006 time charter agreement. Our fourth quarter results reflect the incremental winter lay-up costs of the three vessels operated under the new time charter agreement. Despite the recently disclosed lay-up of our three time chartered vessels beginning in early May due a work stoppage by the American Maritime Officers Union against WMS, we are working diligently to meet our customers' shipping requirements. Notwithstanding the work stoppage, to date, we have been able to satisfy our customers shipping requirements."

Laurence S. Levy, Chairman and CEO of Rand, commented, "Despite the anticipated impact from the higher winter lay-up costs arising from the time charter agreement during our fourth fiscal quarter, as well as some repairs which impacted our third quarter, we are pleased with the results of our first fiscal year subsequent to the Lower Lakes acquisition. It should also be noted that Fiscal 2007 was a transitional year for Rand with the acquisition integration, the mid-season time charter agreement, as well as the substantial upgrades to subsidiaries' business software, IT infrastructure, and internal controls to meet both increased public reporting responsibilities and upcoming Sarbanes-Oxley requirements. We are also pleased that Rand became a Nasdaq-listed company in Fiscal 2007."

Mr. Levy concluded, "We remain optimistic about Rand's prospects due to the strength and growth of our base business, where we continue to see strong demand for our shipping capacity, as well as our focused pursuit of external expansion. We are actively pursuing opportunities with predictable cash flows, defined markets and barriers to entry, that focus on shipping or related areas of business. We look forward to reporting on Rand's continued development."


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

Pro Forma Summary Statement of Operations (unaudited)

                                                                                                         Pro Forma
                                                                                       Year ended       Year ended
                                                                                     March 31, 2007   March 31, 2006
                                                                                     --------------   --------------
--------------------------------------------------------------------------------------------------------------------
Revenue - Company operated vessels                                                        74,251          52,900
Revenue - Outside voyage charter revenue                                                   4,935           5,337
--------------------------------------------------------------------------------------------------------------------
                                                                                          79,186          58,237
Expenses
  Outside voyage charter fees                                                              4,935           5,337
  Vessel operating expenses                                                               57,474          40,556
  Non operational repairs and maintenance                                                  3,382           2,225
--------------------------------------------------------------------------------------------------------------------
                                                                                          65,791          48,118
--------------------------------------------------------------------------------------------------------------------
Income before general and administrative, depreciation, amortization of drydock
costs and intangibles, other income and expenses and income taxes                         13,395          10,119
--------------------------------------------------------------------------------------------------------------------
  General and administrative                                                               8,069           4,271
  Depreciation and amortization of drydock costs and intangibles                           6,963           5,322
  Loss (gain) on foreign exchange                                                            128              31
--------------------------------------------------------------------------------------------------------------------
                                                                                          15,160           9,624
--------------------------------------------------------------------------------------------------------------------
Income before interest, other income and expenses and income taxes                        (1,765)            495
--------------------------------------------------------------------------------------------------------------------
Net income                                                                                (4,521)           (828)
--------------------------------------------------------------------------------------------------------------------
Net income (loss) per share - basic                                                      ($ 0.63)        ($ 0.36)
Net income (loss) per share - diluted                                                    ($ 0.63)        ($ 0.36)

The information in the table above gives effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. for the twelve months ended March 31, 2006. However, the general and administrative expenses shown in the pro forma periods reflect the actual expenses incurred by Lower Lakes and Rand prior to the acquisitions. There have been no adjustments to reflect higher general and administrative expense at the Company during the pro forma period.

Conference Call

Management will conduct a conference call focusing on the financial results on:

Monday, July 2, 2007
9:00am ET
Dial-in number: 706-679-3155
Conference ID: 5409782

A phone replay will be available from 12:00 noon ET on Monday, July 2, 2007 until midnight ET on Monday, July 9, 2007. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 5409782 for the phone replay. Additionally, the Company will file a transcript of the call with the Securities and Exchange Commission, which will be available at www.sec.gov.

Reconciliation of Non-GAAP Measure to GAAP

EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation. A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of eleven self unloading bulk carriers, including nine River Class vessels and one River Class integrated tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                              -OR-         INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                               The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                   Loren G. Mortman
Edward Levy, President                             (212) 836-9604
212-644-3450                                       LMortman@equityny.com
                                                   www.theequitygroup.com


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

                              Rand Logistics, Inc.
                      Consolidated Statements of Operations

                                                             Year ended      Three months ended       Year ended
                                                           March 31, 2007      March 31, 2006      December 31, 2005
                                                           --------------      --------------      -----------------
REVENUE                                                     $    79,186          $     1,730          $        --
--------------------------------------------------------------------------------------------------------------------
EXPENSES
            Outside voyage charter fees                           4,935                  532                   --
            Vessel operating expenses                            57,474                1,280                   --
            Repairs and maintenance                               3,382                1,196                   --
            General and administrative                            8,069                1,112                  324
            Depreciation                                          5,142                  305                   --
            Amortization of drydock costs                           388                   --                   --
            Amortization of intangibles                           1,433                  121                   --
            Loss (gain) on foreign exchange                         128                  (54)                  --
--------------------------------------------------------------------------------------------------------------------
                                                                 80,951                4,492                  324
--------------------------------------------------------------------------------------------------------------------
LOSS BEFORE OTHER INCOME AND EXPENSES AND INCOME TAXES           (1,765)              (2,762)                (324)
--------------------------------------------------------------------------------------------------------------------

OTHER INCOME AND EXPENSES
Interest expense                                                  3,778                  151                   --
Interest income                                                    (349)                (292)                (582)
Loss on hedging transaction                                         135                   --                   --
Amortization of chartering agreement costs                          144                   --                   --
--------------------------------------------------------------------------------------------------------------------
                                                                  3,708                 (141)                (582)
====================================================================================================================
(LOSS) INCOME BEFORE INCOME TAXES                                (5,473)              (2,621)                 258
(RECOVERY OF) PROVISION FOR INCOME TAXES                         (2,160)              (1,222)                 169
--------------------------------------------------------------------------------------------------------------------
NET (LOSS) INCOME                                           $    (3,313)         $    (1,399)         $        89
====================================================================================================================
MINORITY INTEREST                                                   224                   --                   --
COMMON STOCK DIVIDENDS                                             (250)                  --                   --
PREFERRED STOCK DIVIDENDS                                   $    (1,182)         $       (90)         $        --
====================================================================================================================
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS         $    (4,521)         $    (1,489)         $        89
====================================================================================================================

Net (loss) earnings per share basic and diluted             $      (.63)         $      (.27)         $       .02
====================================================================================================================
Weighted average shares basic and diluted                     7,225,083            5,600,000            5,600,000
====================================================================================================================

                              Rand Logistics, Inc.
                   Selected Financial Information (unaudited)
                    Reconciliation of Income before Interest,
              Other Income and Expenses and Income Taxes to EBITDA
                          (2006 Figures are Pro Forma)

                                                                                  Variable
                                                            Rand Logistics     Interest Entity     Consolidated         Pro Forma
                                                              Year ended          Year ended        Year ended          Year ended
                                                            March 31, 2007      March 31, 2007    March 31, 2007      March 31, 2006
                                                            ------------------------------------------------------------------------
Income before interest, other income and expenses and
income taxes                                                     (2,845)             1,080            (1,765)               495

Loss (gain) on foreign exchange                                     128                  0               128                 31
Depreciation and amortization of dry-dock costs and
intangibles                                                       6,312                651             6,963              5,322
------------------------------------------------------------------------------------------------------------------------------------

EBITDA                                                            3,595              1,731             5,326              5,848
                                                            ------------------------------------------------------------------------

                              Rand Logistics, Inc.
                           Consolidated Balance Sheets

                                                                                       March 31,         March 31,
                                                                                          2007             2006
                                                                                       ---------         ---------
ASSETS
CURRENT
          Cash and cash equivalents                                                    $   7,207         $   2,574
          Accounts receivable                                                              2,702             2,107
          Prepaid expenses and other current assets                                        3,122             1,460
          Income taxes receivable                                                            263                --
          Deferred income taxes                                                            1,219             1,161
------------------------------------------------------------------------------------------------------------------
 Total current assets                                                                     14,513             7,302

BLOCKED ACCOUNT                                                                            2,700                --
PROPERTY AND EQUIPMENT, NET                                                               66,859            48,161
DEFERRED INCOME TAXES                                                                     13,574             9,386
DEFERRED DRYDOCK COSTS, NET                                                                5,895             1,614
INTANGIBLE ASSETS, NET                                                                    13,334            13,942
GOODWILL                                                                                   6,363             6,363
------------------------------------------------------------------------------------------------------------------
 Total assets                                                                          $ 123,238         $  86,768
==================================================================================================================

LIABILITIES
CURRENT
          Bank indebtedness                                                            $   5,097         $      --
          Accounts payable                                                                11,445             7,617
          Accrued liabilities                                                              3,237             2,615
          Interest rate swap contract                                                        135                --
          Income taxes payable                                                               385                51
          Deferred income taxes                                                              589               406
          Current portion of long-term debt                                                4,398             1,772
          Current portion of long-term capital lease obligation - vessel lease                --             2,108
------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                 25,286            14,569
LONG-TERM DEBT                                                                            34,864            20,379
ACQUIRED MANAGEMENT BONUS PROGRAM                                                          3,000             3,000
DEFERRED INCOME TAXES                                                                     13,624            12,063
------------------------------------------------------------------------------------------------------------------

 Total liabilities                                                                        76,774            50,011
==================================================================================================================

COMMITMENTS AND CONTINGENCIES                                                                 --                --
STOCKHOLDERS' EQUITY
          Preferred stock, $.0001 par value,                                              14,900            14,900
          Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
          Common stock, $.0001 par value,                                                      1                 1
          Authorized 50,000,000 shares, Issued and outstanding 8,127,177 shares
          Additional Paid-in Capital                                                      38,407            24,629
          Accumulated deficit                                                             (5,947)           (1,426)
          Accumulated other comprehensive loss                                            (1,073)           (1,347)
          Minority interest of variable interest entity                                      176                --
------------------------------------------------------------------------------------------------------------------
 Total stockholders' equity                                                               46,464            36,757
------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                           $ 123,238         $  86,768
==================================================================================================================

                                      ####


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